Exhibit 99.1

Company Contact:
N. Paul Brost Chief Financial Officer
Command Security Corporation
703-464-4735

Command Security Corporation Announces Election

of Mark J. Sullivan as New Member

of the Board of Directors

Herndon, VA***July 23, 2013***Command Security Corporation (NYSE MKT: MOC) announced the election of Mark J. Sullivan as a member of the Board of Directors. He will also serve on the Board’s Compensation Committee.

Mark Sullivan is a Co-Founder and Partner of Global Security and Intelligence Strategies (GSIS). Prior to entering private life, Sullivan was the Director of the United States Secret Service (USSS) from 2006-2013 and served in a variety of leadership roles as a Special Agent in the organization for nearly 30 years. As an effective and strategic chief executive, Sullivan led high impact initiatives in criminal investigations and protective operations, strategic planning, risk management, human capital management, technology deployment, and budget development and execution. As Director, he managed 7,000 Special Agents, Uniformed Division Officers, and Administrative, Professional and Technical staff members and oversaw an annual budget of nearly $1.7 billion.

During his tenure at the USSS, he was the responsible for the protection of five presidents and thousands of visiting heads of state, oversaw numerous protective stops, prevented billions of dollars in potential financial crime losses, seized over $1.1 billion in counterfeit currency and arrested more than 50,000 suspects for violation of federal statutes. Additionally, he was responsible for the security of two Presidential Campaigns, 22 National Special Security Events, and seven United Nation General Assemblies. Sullivan began his career in Federal law enforcement nearly 35 years ago as a Federal Protective Officer before becoming a Special Agent with the Housing and Urban Development (HUD) Inspector General for Investigations.

His leadership and professional integrity at the Secret Service has been recognized by numerous awards including two Distinguished Presidential Rank Awards, a Department of Homeland Security (DHS) Secretary’s Award and the Department’s Gold Medal for Distinguished Service, the highest civilian award presented by DHS. Sullivan supported the development of the next generation of law enforcement leaders as the past National Chairman of Law Enforcement Explorer, serves on the Board of Directors of Heroes and is active with the United States Marine Corps Law Enforcement Foundation.

Command Security Corporation Chairman Thomas P. Kikis said, “Mark will be a very welcome addition to our Board bringing significant security, government and professional leadership experience to the company.”

Craig P. Coy, Chief Executive Officer of Command Security, said, "Command Security is extremely fortunate to have someone of Mark Sullivan’s experience, integrity and knowledge to serve on our Board. Mark will add valuable insights and oversight over a wide range of services and capabilities for our customers.”

Exhibit 99.1

“I am honored to have been asked to join Command Security’s board, said Mark J. Sullivan. “They have a great reputation and many years of continued operations across the homeland security and physical security arena.”

About Command Security Corporation

Command Security Corporation and its Aviation Safeguards division provide uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States. As our credo states “Securing All You Value”, we safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today. By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns. We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security. Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees. For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management’s assumptions, expectations and projections about the Company. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.